Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GlobalSCAPE, Inc. and Subsidiaries:

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-61160) pertaining to the 1998 Stock Option Plan of GlobalSCAPE, Inc. and (Form S-8 No. 333-61180) pertaining to the 2000 Stock Option Plan of GlobalSCAPE, Inc. of our report dated February 25, 2005 with respect to the consolidated financial statements of GlobalSCAPE, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
March 21, 2005